UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

Current Report

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 4, 2011

Pinnacle Foods Finance LLC

(Exact name of registrant as specified in its charter)

Commission File Number: 333-148297

Delaware	20-8720036
(State or other jurisdiction of incorporation)	(IRS Employer Identification No.)

1 Bloomfield Avenue

Mt. Lakes, New Jersey 07046

(Address of principal executive offices, including zip code)

(973) 541-6620

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

On February 4, 2011, Joseph Jimenez resigned as a member of the Board of Directors of Pinnacle Foods Finance LLC (the “Company”). The resignation was effective on February 4, 2011. Mr. Jimenez resigned because he is not able to devote the time required to perform his duties as director of the Company with his appointment as CEO of Novartis AG. His resignation is not in connection with any known disagreement with the Company. Mr. Jimenez’ membership on the Company’s Compensation Committee also ceased upon his resignation.

Upon the changes noted above, the Company’s Board of Directors, Audit Committee and Compensation Committee now consists of the following members:

Board of Directors	Audit Committee	Compensation Committee

Roger Deromedi (Non - Executive Chairman)	Raymond P. Silcock (Chairman)	Prakash A. Melwani (Chairman)
Robert J. Gamgort	Jason Giordano	Roger Deromedi
Jason Giordano	Jeffrey M. Overly	Jason Giordano
Prakash A. Melwani
Jeffrey M. Overly
Raymond P. Silcock

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereto duly authorized.

Pinnacle Foods Finance LLC

By:	/s/ Craig Steeneck

Name:	Craig Steeneck
Title:	Executive Vice President and Chief Financial Officer

Date: February 7, 2011